Exhibit 16.1

                        [Moore Stephens, P.C. Letterhead]


                                                 October 8, 1998


Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

          We have read the statements made by Questron Technology, Inc. (the "Company") (File No. 0-13324) which we understand will be filed with the Securities and Exchange Commission (the "Commission"), pursuant to the requirements of Item 4 of Form 8-K, as part of the Company's Current Report on Form 8-K, filed with the Commission on October 8, 1998. We agree with the statements made concerning Moore Stephens, P.C. in such Form 8-K.

                                            Sincerely,


                                            Moore Stephens, P.C.